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                                                     Exhibit 10.4

             FIRST AMENDMENT TO AMENDED AND RESTATED
           OWENS-ILLINOIS, INC. PERFORMANCE AWARD PLAN


     Pursuant to authority reserved and duly delegated to the Compensation Committee (the "Committee") of the Board of Directors of Owens-Illinois, Inc. (the "Company") under the Amended and Restated Owens-Illinois, Inc. Performance Award Plan (the "Plan"), the Committee hereby amends the Plan as follows:

     1. Paragraph 2 of the Plan is amended by the addition thereto, in appropriate alphabetical order, of the following new definitions:

          "Equity Participation Plan" means the 1997 Equity
          Participation Plan of Owens-Illinois, Inc. Executed as of May 15, 1997, as amended from time to time.

          "Fair Market Value" shall have the meaning set forth in the Equity Participation Plan.

          "Restricted Stock" shall have the meaning set forth in the Equity Participation Plan.

     2.  Paragraph 9.1 of the Plan is amended to read as follows:

          9.1 Except to the extent deferred at the option of a Participant in accordance with a Deferred Compensation Plan, and/or except to the extent distributable in the form of Restricted Stock at the option of a Participant in accordance with paragraph 9.4 hereof, each Participant's Performance Award for each Award Period, to the extent earned and payable as determined in accordance with paragraph 8 hereof, shall be paid to him in cash no later than March 15 of the year following the end of such Award Period.

     3. Paragraph 9 of the Plan is amended by the addition thereto, at the end thereof, of the following new paragraph 9.4:

          9.4 From time to time the Committee may grant to any Participant eligible for a Performance Award under the Plan the option to receive all or any specified part of such Award in Restricted Stock. On or before October 1 (or such subsequent date not later than December 31, as determined by the Committee) of the final year within an Award Period for which the Committee has granted such an option, any Participant to whom such an option has been granted may elect, by written notice to the Committee, to receive distribution of all or any specified part of his Performance Award for such Award Period in the form of Restricted Stock with a Fair Market Value at the date of distribution equal to 100 percent (or such higher percent as determined by the

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          Committee) of the dollar amount of such Award or part there-
          of if payable in cash. If so elected, such distribution shall be made no later than March 15 of the year following the end of such Award Period, in accordance with applicable provisions of the Equity Participation Plan. The terms of the Restricted Stock shall be set forth in a Restricted
          Stock Agreement, the form and content of which shall be approved by the Committee.

     4. This First Amendment shall be effective as of January 1, 1997. In all other respects the Plan shall remain in full force and effect as originally adopted.

     IN WITNESS WHEREOF, the Committee has caused this First Amendment to be executed by a duly authorized officer of the Company this 23rd day of May, 1997.


                                   Owens-Illinois, Inc.


                                   By   /s/ Thomas L. Young
                                        ------------------------
                                        Executive Vice President
Attest:


/s/ James W. Baehren
    --------------------
     Assistant Secretary























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